Exhibit 10.7

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made as of the 30th day of January, 1997, by and between SPURLOCK INDUSTRIES, INC., a Virginia corporation (the "Corporation"), and PHILLIP S. SUMPTER, a Virginia resident (the "Indemnitee"). It recites and provides as follows:


                                    RECITALS:

         A.       The Indemnitee is a director of the Corporation.

         B. The Indemnitee has requested that the Corporation indemnify him from liability arising from his service as a director of the Corporation, and the Corporation has agreed to provide such indemnification pursuant to this Agreement.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of ten dollars and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

         1. Indemnification of Indemnitee. The Corporation hereby agrees to indemnify the Indemnitee and to hold him harmless from and against: (a) any and all claims, losses, liabilities, obligations, damages, deficiencies, costs and expenses, including without limitation, expenses of investigation and reasonable attorneys' fees and disbursements, suffered by him of every kind, nature and description, as a result of his service as a director of the Corporation; and (b) all actions, suits, proceedings, arbitrations, demands, assessments and judgments, incident to the foregoing; provided, however, the Indemnitee shall not be entitled to indemnification under this Agreement if such indemnification is not permitted by applicable federal, state or securities law or the Articles of Incorporation of the Corporation. This indemnification shall be in addition to any other rights the Indemnitee may have at law or equity, and the Indemnitee need not pursue or exhaust any remedies before being entitled to indemnification hereunder.

         2. Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  (a) In the event that any claim, or claims, is asserted against the Indemnitee (a "Claim") which could give rise to a right of indemnification under this Agreement, the Indemnitee shall promptly (i) notify the Corporation of such Claim and (ii) deliver to the Corporation a written notice ("Claim Notice") describing in reasonable detail the nature of the Claim and a copy of all papers served with respect to the Claim (if any). Within fifteen (15) calendar days after receipt of any Claim Notice (the "Election Period"), the Corporation shall notify the Indemnitee whether the Corporation desires to defend the Indemnitee against such Claim at its sole cost and expense.

                  (b) If the Corporation notifies the Indemnitee within the Election Period that it intends to assume the defense of the Claim, then the Corporation shall have the right to defend, at its sole cost and expense, such Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by attorneys mutually acceptable to the Indemnitee and the
Corporation, until final conclusion or settlement at the discretion of the Corporation in accordance with this Section 2(b). The Corporation shall have full control of such defense proceedings, including any compromise or settlement thereof, provided, however, that (i) the Corporation shall not settle the Claim without the consent in writing of the Indemnitee (which consent shall not be unreasonably withheld, but may include, at the Indemnitee's sole discretion, as a condition precedent, the grant of a release, in form satisfactory to the Indemnitee in favor of the Indemnitee by the party bringing the Claim), and (ii) any such settlement shall not provide for injunctive or other equitable relief against the Indemnitee. The Indemnitee may participate in, but not control, any defense or settlement of any Claim controlled by the Corporation pursuant to this Section 2(b).

                  (c) If, with respect to a Claim, the Corporation fails to notify the Indemnitee within the Election Period that the Corporation elects to defend the Indemnitee pursuant to Section 2(b) or if the Corporation elects to defend the Indemnitee pursuant to Section 2(b) but fails to diligently and promptly prosecute or settle such Claim, then the Indemnitee shall have the right to defend such Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnitee until final conclusion or settlement. The Indemnitee shall have full control of such defense and proceedings, provided however, that if requested by the Indemnitee, the Corporation agrees, at its cost and expense, to cooperate with the Indemnitee and its counsel in contesting any Claim which the Indemnitee is contesting, or, if appropriate and related to the Claim in question, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person. Notwithstanding the foregoing, if the Corporation has delivered a written notice to the Indemnitee to the effect that the Corporation disputes its potential liability to the Indemnitee under this Agreement and if such dispute is resolved in favor of the Corporation, by final, nonappealable order of a court of competent jurisdiction, the Corporation shall not be required to bear the cost and expenses of the Indemnitee's defense pursuant to this Section 2 or of the Corporation's participation therein at the Indemnitee's request and the Indemnitee shall reimburse the Corporation in full for all costs and expenses of such litigation. The Corporation may participate in, but not control, any defense or settlement controlled by the Indemnitee pursuant to this Section 2, and the Corporation shall bear its own costs and expenses with respect to such participation.

         3. Payment of Indemnification Claims. If the Indemnitee asserts an indemnification claim under this Agreement which is not disputed by the Corporation, the amount of such claim shall be paid within fifteen (15) days after the date the Corporation advises the Indemnitee in writing that it does not dispute the asserted indemnification claim(s) of the Indemnitee. If the Indemnitee asserts a claim under this Agreement which is disputed by the Corporation, then the Corporation shall pay to the Indemnitee the amount of the final judgment, award or settlement in respect of such claim within fifteen (15) calendar days after the date of such final judgment, award or settlement.

         4. Survival of Indemnification. This Agreement shall survive termination of the Indemnitee's status as a director of the Corporation.

         5. Binding Effect; Benefit. This Agreement supersedes all prior agreements between the parties, whether written or oral, with respect to the subject matter hereof and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when received if sent by registered or certified mail to the parties at the following addresses (or such other address as a party may specify by notice):

                  If to the Corporation:

                  Spurlock Industries, Inc.
                  Post Office Box 8
                  209 West Main Street
                  Waverly, Virginia  23890
                  Attention:  President

                  with copy to:

                  Williams, Mullen, Christian & Dobbins, P.C.
                  Two James Center
                  1021 East Cary Street
                  Richmond, Virginia  23219
                  Attention:  David L. Dallas, Jr., Esquire

                  If to the Indemnitee:

                  Phillip S. Sumpter
                  33296 Shingleton Road
                  Waverly, Virginia  23890

         7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         8. Applicable Law. This Agreement shall be interpreted, governed and enforced in accordance with the laws of the Commonwealth of Virginia. Venue for the resolution of any dispute or breach hereof shall be an appropriate state or federal court in the County of Sussex or City of Richmond, Virginia.

         WITNESS the following signatures and seals as of the date first above written.

                                    SPURLOCK INDUSTRIES, INC.,
                                    a Virginia corporation



                                    By:      /s/ H. Norman Spurlock, Jr.
                                             ----------------------------------
                                             Name:   H. Norman Spurlock, Jr.
                                                     --------------------------
                                             Title:  Executive Vice President
                                                     --------------------------

                                   INDEMNITEE:



                                   /s/ Phillip S. Sumpter            (SEAL)
                                   ----------------------------------
                                   Phillip S. Sumpter